UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2019

StHealth Capital Investment Corporation

(Exact Name of Registrant as Specified in Its Charter)

Maryland	814-01137	47-1709055
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

410 Park Avenue
14th Floor
New York, NY 10022
(Address of principal executive offices)

(212) 601-2769

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Dr. Robert Brown as Interim Independent Director

On May 16, 2019, the existing directors held a meeting of the Board and agreed to increase the size thereof from three to four members, effective immediately. The Board then appointed Dr. Robert Brown as interim independent director until such time as the 2019 Annual Meeting of Stockholders is held. The appointment is effective as of May 16, 2019.

Biographical Information for New Independent Director

The biographical information of Dr. Robert Brown, the new interim independent director, is set forth below:

Dr. Brown was formerly, a Board Member at the American Institute of Physics (AIP), AIP Publishing Treasurer, and Vice Chairman of the Tesla Foundation Board.

Dr. Brown led the American Institute of Physics (AIP) as Chief Executive Officer. The AIP comprises around 120,000 scientists in total. Previously, Dr. Brown led technically the Nano plasmonic research activities at Rockwell Collins Advanced Technology Center.

He has also served as Executive Director of the UK Institute of Physics, and Head of Opto-electronics Research and Development for Sharp Laboratories of Europe. His scientific & technical specialties are lasers, photonics, nanotechnology, and photonic-medicine.

At the UK Ministry of Defence’s ‘Royal Radar Establishment’ in Malvern, England, Dr. Brown was responsible for inventing new detector, electronic correlator, APD photodetector, laser-diode, liquid-crystal display, and optical-fiber technologies that have since been developed into successful products for experiments involving jet engines, macromolecules, US submarines, and aboard the Space Shuttle. He holds 55 Patents and has published over 120 peer-reviewed research papers in various scientific journals.

Dr. Brown won the UK MoD Prize for “Outstanding Technology Transfer” and a Sharp Corporation (Japan) Prize for novel laser diode invention. His UK Institute of Physics team collected the Queen’s Award for Enterprise in 2000 at Buckingham Palace, London.

He is an Adjunct Full Professor in the prestigious Beckman Laser Institute and Medical Clinic, and is a Visiting Professor in the Department of Computer Science, at the University of California, Irvine. Previously he was CTO at Ostendo Technologies, in Carlsbad, California, a specialist displays company.

He is an elected member of the European Academy of the Sciences and Arts (Academia Europaea), and a Special Professor at the University of Nottingham in the UK. He is a Fellow of the American Physical Society, at the UK Institute of Physics, and the Institute of Electronic Engineers.

He is also Editor-in-Chief of the “Handbook of Optoelectronics” published by CRC Press. He was co-Editor-in-Chief of the CRC Press Book Series in “Optics and Optoelectronics”. He has been co-Chairman of the OSA’s International Photon Correlation Conference four times, and editor of subsequent related special issues of Applied Optics.

He has served as a consultant to many companies and government research centers in the USA and UK, most notably on NASA’s Microgravity Experimental Advisory Board and on the UK Home Office (Homeland Security Department equivalent) Science and Technology Reference Committee.

Dr. Brown has extensive business experience in China, Japan, Russia, and South Korea, as well as in the USA and EU.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

StHealth Capital Investment Corporation

By:	/s/ Derek Taller
Derek Taller President & Chief Executive Officer

Dated:  May 17, 2019